Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board of
Trustees
Delaware VIP Trust

In planning and performing our
audits of the financial statements
of the Delaware VIP Trust (the
"Trust") as of and for the year
ended December 31, 2005, in
accordance with the standards of the
Public Company Accounting Oversight
Board (United States), we considered
its internal control over financial
reporting, including control
activities for safeguarding
securities, as a basis for designing
our auditing procedures for the
purpose of expressing our opinions
on the financial statements and to
comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Trust's
internal control over financial
reporting.  Accordingly, we express
no such opinion.

The management of the Trust is
responsible for establishing and
maintaining effective internal
control over financial reporting. In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A company's
internal control over financial
reporting is a process designed to
provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles. Such internal control
includes policies and procedures
that provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of a
company's assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when the
design or operation of a control
does not allow management or
employees, in the normal course of
performing their assigned functions,
to prevent or detect misstatements
on a timely basis. A significant
deficiency is a control deficiency,
or combination of control
deficiencies, that adversely affects
the company's ability to initiate,
authorize, record, process or report
external financial data reliably in
accordance with generally accepted
accounting principles such that
there is more than a remote
likelihood that a misstatement of
the company's annual or interim
financial statements that is more
than inconsequential will not be
prevented or detected. A material
weakness is a significant
deficiency, or combination of
significant deficiencies, that
results in more than a remote
likelihood that a material
misstatement of the annual or
interim financial statements will
not be prevented or detected.

Our consideration of the Trust's
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control that might be
significant deficiencies or material
weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies in the Trust's internal
control over financial reporting and
its operation, including controls
for safeguarding securities, that we
consider to be a material weakness
as defined above as of December 31,
2005.

This report is intended solely for
the information and use of
management and the Board of Trustees
of the Trust and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.



	/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 10, 2006